Exhibit 24.1

                             Power of Attorney

Ultramar Diamond Shamrock Corporation (the "Corporation") hereby constitutes and appoints Patrick J. Guarino, Curtis V. Anastasio, Harold D. Mallory, and Todd Walker, or any of them, its true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, to do any and all acts and things in its name and behalf, and to execute any and all instruments for it and in its name which the said attorneys-in-fact and agents, or any of them, may deem necessary or advisable to enable the Corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission (the "Commission"), in connection with a Registration Statement on Form S-3, including without limitation power and authority to sign for it such Registration Statement and any and all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Commission, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, or any of them, shall do or cause to be done by virtue hereof.


Ultramar Diamond Shamrock Corporation



/s/ R. R. Hemminghaus
    R. R. Hemminghaus, Chairman of the Board
and Chief Executive Officer

Dated: June 3, 1997




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